For Release February 11, 2008 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Fiscal Year 2008 Second Quarter Results;
Teleconference and Webcast to be held on February 11, 2008

CRANBURY, NJ – February 11, 2008 – Palatin Technologies, Inc. (AMEX: PTN) announced today financial results for the second quarter ended December 31, 2007. Palatin reported a net loss of $3.8 million, or ($0.04) per basic and diluted share, for the quarter ended December 31, 2007, compared to a net loss of $6.5 million, or ($0.09) per basic and diluted share, for the same period in 2006. Total revenues for the quarter ended December 31, 2007 were $743,000, compared to $3.7 million for the same period in 2006. As of December 31, 2007, the Company had cash, cash equivalents and investments totaling $22.8 million.

The decrease in the net loss for the quarter ended December 31, 2007 compared to the quarter ended December 31, 2006 was primarily attributable to the reduction in research and development expenses related to bremelanotide, the Company’s drug under development for the treatment of erectile dysfunction and female sexual dysfunction.

LICENSES, GRANTS AND CONTRACTS

For the quarter ended December 31, 2007, Palatin recognized $0.7 million of contract revenue related to its collaboration agreement with AstraZeneca AB. In the comparable quarter of 2006, Palatin recognized $3.7 million of contract revenue, primarily related to the reimbursement by King Pharmaceuticals, Inc. of bremelanotide-related development costs pursuant to the companies’ collaboration agreement, which was terminated by King in the quarter ended September 30, 2007.

COSTS AND EXPENSES

Total operating expenses for the quarter ended December 31, 2007 were $6.1 million, compared to $11.2 million for the comparable quarter of 2006, reflecting lower development costs of bremelanotide which were partially offset by an increase in general and administrative expenses due mainly to a $0.8 million litigation settlement agreement and release resolving all outstanding disputes with Competitive Technologies, Inc.

CASH POSITION

Palatin’s cash, cash equivalents and investments totaled $22.8 million as of December 31, 2007, compared to $33.8 million at June 30, 2007.

-More-

Palatin Technologies’ management will discuss the second quarter financial results and provide an update on corporate developments during a conference call and webcast on February 11, 2008 at 11:00 a.m. ET.

Conference Call and Webcast Access Information

•	Q2-Fiscal Year 2008 Conference Call - Live	2/11/2008 at 11:00 a.m. ET
	Domestic Dial-In Number	1-888-686-9699
	International Dial-In Number	1-913-312-6699

•	Q2-Fiscal Year 2008 Conference Call - Replay	2/11–2/18/2008
	Domestic Dial-In Number	1-888-203-1112
	International Dial-In Number	1-719-457-0820
	Replay Passcode	6144795

•	Webcast Live and Replay Access	www.palatin.com

The webcast and replay can be accessed by logging on to the “Investor Center – Webcast” section of Palatin’s website noted above.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics. The Company’s internal research and development capabilities, anchored by its proprietary MIDAS™ technology, are fueling product development. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. The Company currently has collaborations with AstraZeneca AB and the Mallinckrodt division of Covidien Ltd. For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements
Statements about the Company’s future expectations, including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements shall be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to the Company’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to recommence marketing and gain commercial acceptance of NeutroSpec®, ability to protect its intellectual property, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company is not responsible for updating its disclosure for events that occur after the date of this press release.

Contacts: For Palatin Technologies:	For Institutional Investors and Media:
Stephen T. Wills, CPA, MST	Carney Noensie
EVP-Operations / Chief Financial Officer	Burns McClellan
(609) 495-2200/info@palatin.com	(212) 213-0006/cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
REVENUES:
Licenses, grants and
contracts	$742,835	$3,743,109	$9,720,566	$8,678,211

OPERATING EXPENSES:
Research and
development	3,791,344	9,569,483	11,735,221	21,693,180
General and
administrative	2,329,052	1,654,932	3,988,062	3,217,408
Total operating
expenses	6,120,396	11,224,415	15,723,283	24,910,588

Loss from operations	(5,377,561)	(7,481,306)	(6,002,717)	(16,232,377)

OTHER INCOME (EXPENSE):
Investment income	314,470	227,140	711,091	551,374
Interest expense	(12,469)	(13,122)	(30,698)	(23,188)
Total other income, net	302,001	214,018	680,393	528,186

Loss before income taxes	(5,075,560)	(7,267,288)	(5,322,324)	(15,704,191)
Income tax benefit	1,291,444	778,308	1,291,444	778,308

NET LOSS	$(3,784,116)	$(6,488,980)	$(4,030,880)	$(14,925,883)

Basic and diluted net loss per
common share	$(0.04)	$(0.09)	$(0.05)	$(0.21)

Weighted average number of
common shares
outstanding used in
computing basic and
diluted net loss per
common share	85,204,169	71,055,893	85,190,733	70,967,207

PALATIN TECHNOLOGIES, INC.
Consolidated Balance Sheets
(unaudited)

	December 31, 2007	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$20,405,499	$31,447,615
Available-for-sale investments	2,362,084	2,323,642
Accounts receivable	367,739	607,841
Prepaid expenses and other current assets	456,458	1,008,464
Total current assets	23,591,780	35,387,562
Property and equipment, net	5,809,350	6,070,226
Restricted cash	475,000	475,000
Other assets	254,268	848,446
Total assets	$30,130,398	$42,781,234

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations and notes payable, current portion	$306,609	$216,841
Accounts payable	583,192	1,120,894
Accrued expenses	2,393,544	2,420,837
Accrued compensation	467,104	941,300
Deferred revenue, current portion	1,916,669	4,864,833
Total current liabilities	5,667,118	9,564,705

Capital lease obligations and notes payable, net of current portion	238,350	275,126
Deferred rent, net of current portion	1,715,500	1,966,628
Deferred revenue, net of current portion	6,805,553	12,443,087
Total liabilities	14,426,521	24,249,546

Stockholders' equity:
Preferred stock of $.01 par value - authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of
December 31, 2007 and June 30, 2007	50	50
Common stock of $.01 par value - authorized 150,000,000 shares;
issued and outstanding 85,204,169 and 85,126,915 shares as of
December 31, 2007 and June 30, 2007, respectively	852,042	851,269
Additional paid-in capital	207,039,292	205,875,438
Accumulated other comprehensive income	38,442	-
Accumulated deficit	(192,225,949)	(188,195,069)
Total stockholders' equity	15,703,877	18,531,688
Total liabilities and stockholders' equity	$30,130,398	$42,781,234